Exhibit 24

                             LANTHEUS HOLDINGS, INC.

                                POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of the President,  Treasurer,  Assistant Treasurer, Secretary and Assistant
Secretary of Lantheus Holdings, Inc. (the "Company"),  acting singly or together and with  full  power of  substitution,  as the  undersigned's  true and  lawful attorney-in-fact with full power and authority to act in the name of and for and on behalf of the undersigned to:

        (1)     prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

        (2)     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Company, Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder;

        (3)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to obtain and maintain the undersigned's filings codes, complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of January, 2017.

                                        /s/ Mrs. Julie McHugh
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                                        Signature

                                        Mrs. Julie McHugh
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                                        Print Name